Rackspace Hosting Reports Third Quarter 2013 Results
SAN ANTONIO - November 11, 2013 - Rackspace® Hosting, Inc. (NYSE: RAX), the open cloud company, announced financial results for the quarter ended September 30, 2013.
Net revenue for the third quarter of 2013 was $389 million, up 3.4% from the previous quarter and 16% from the third quarter of 2012. Net revenue for the third quarter of 2013 was positively impacted by currency exchange rates when compared to the previous quarter by $0.9 million and negatively impacted when compared to the third quarter of 2012 by $1.8 million.
Total server count increased to 101,967, up from 98,884 servers at the end of the previous quarter.
Adjusted EBITDA(1) for the quarter was $125 million, a 1.9% increase compared to the second quarter of 2013 and a 3% increase compared to the third quarter of 2012. The Adjusted EBITDA margin for the quarter was 32.3% compared to 32.8% in the previous quarter and 36.2% in the third quarter of 2012.
Consistent with prior periods, Adjusted EBITDA and Adjusted EBITDA margin were negatively impacted by a non-cash charge relating to data center operating leases. During the third quarter of 2013, the non-cash data center lease charge was $3.8 million, compared to $1.5 million in the previous quarter and $2.3 million in the third quarter of 2012.
Net income was $16 million for the quarter, down 27.1% from the previous quarter and 40% from the third quarter of 2012. Net income margin for the quarter was 4.2% compared to 6.0% for the previous quarter and 8.1% in the third quarter of 2012.
Cash flow from operating activities was $115 million for the third quarter of 2013. Capital expenditures were $118 million, including $74 million for purchases of customer gear, $12 million for data center build outs, $7 million for office build outs and $25 million for capitalized software and other projects.
Adjusted Free Cash Flow(1) for the quarter was $8 million. Return on Capital(1) was 8.0% in the third quarter, compared to 11.9% in the prior quarter and 16.0% in the third quarter of 2012. Average monthly revenue per server was $1,290, compared to $1,298 in the prior quarter and $1,287 in the third quarter of 2012.
At the end of the third quarter of 2013, cash and cash equivalents were $270 million, and debt including capital lease obligations totaled $73 million.
On a worldwide basis, Rackspace employed 5,450 Rackers as of September 30, 2013, up from 5,272 in the previous quarter.

Rackspace Developments and Business Highlights

•
Rackspace Launches Performance Cloud Servers - The Performance Cloud Servers deliver up to 132X higher disk IO performance than our current standard. These new servers provide greater speed, throughput and reliability that are designed to deliver enhanced levels of application performance. This public cloud offering creates a powerful hosting platform for a variety of workloads, ranging from basic web hosting to large scale NoSQL data stores like MongoDB and Cassandra. Rackspace customers will receive increased efficiency and performance for their applications and, ultimately, greater revenue for their businesses. The Performance Cloud Servers maximize the performance customers get at any price level. This allows Rackspace to offer the new servers for as little as two-thirds of the price of comparatively sized Standard Cloud Servers.

•
Rackspace Elects Ossa Fisher to the Board of Directors - Fisher is currently serving as senior vice president for strategy and analytics at global dating leader, Match.com, where she has built a reputation for wide-ranging industry insight, marketing analytics, and product development.

•
Rackspace Launches Comprehensive Big Data Solution and Managed Support for Apache™ Hadoop® - As part of Rackspace Data Services, a collection of SQL and NoSQL data offerings available as a service, Rackspace announced the availability of the Hortonworks Data Platform powered by Apache Hadoop in both the managed hosting environment and the Rackspace public cloud. In addition, Rackspace is offering managed services around the Big Data solution to ease the operational burden for customers.

•
Rackspace Launches Hong Kong’s First Hybrid Cloud Powered by OpenStack® - The new public cloud joins Rackspace’s existing portfolio of private cloud and dedicated solutions to complete the Open Cloud Company’s Hybrid Cloud offering to businesses throughout the Asia-Pacific region. The Rackspace hybrid cloud provides a massive opportunity, as demand for cloud services continues to increase rapidly throughout the Asia-Pacific region.

•
Openstack Announces Latest Version - Havana, the latest version of Openstack, was released on October 17th. Havana had over 900 individual contributors and almost 400 new features added to the platform. The total lines of code increased to 1.72 million with 145 organizations contributing to the Havana release.

•
Rackspace Extends On-Premise VMware® Environments with New Dedicated VMware vCenter™ Server Offering - Rackspace announced a new offering for its Managed Virtualization service, Dedicated VMware vCenter Server, that will provide managed support for single-tenant VMware vCenter Servers. With Dedicated VMware vCenter Server, enterprise customers can migrate existing VMware workloads out of their on-premise data center into a Rackspace data center, while leveraging existing tools to maintain the control and agility they require. The new service helps accelerate customers’ journey to hybrid cloud computing, leveraging the reliability of Rackspace, all backed by Fanatical Support®.

Conference Call and Webcast

Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call, please dial 888-401-4685 from the United States and Canada or dial 719-457-2639 from abroad and reference pass code 8355636. A live webcast and a replay of the conference call will be available on Rackspace's website, located at http://ir.rackspace.com.

About Rackspace Hosting

Rackspace Hosting (NYSE: RAX) is the open cloud company, delivering open technologies and powering more than 200,000 customers worldwide. Rackspace provides its renowned Fanatical Support® across a portfolio of IT products, including Public Cloud, Private Cloud, Hybrid Hosting and Dedicated Hosting. The company offers choice, flexibility and freedom from vendor lock-in. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company, is featured on Fortune's list of 100 Best Companies to Work For and is included on the Dow Jones Sustainability Index. Rackspace was positioned in the Leaders quadrant by Gartner Inc. in the 2013 "Magic Quadrant for Managed Hosting in North America” and "Magic Quadrant for European Managed Hosting." Rackspace is headquartered in San Antonio with offices and data centers around the world. For more information, visit www.rackspace.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013, and in Rackspace Hosting’s Form 10-Q for the quarter ended September 30, 2013, expected to be filed later this week. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2012	June 30, 2013	September 30, 2013	September 30, 2012	September 30, 2013
Net revenue	$335,985	$375,847	$388,636	$956,330	$1,126,683
Costs and expenses:
Cost of revenue (1)	107,348	117,658	127,404	310,001	358,672
Research and development (1)	15,563	23,216	23,773	39,794	65,364
Sales and marketing (1)	41,109	52,269	50,869	122,705	152,952
General and administrative (1)	62,663	72,840	78,075	179,781	218,392
Depreciation and amortization	63,972	74,460	80,753	180,931	225,324
Total costs and expenses	290,655	340,443	360,874	833,212	1,020,704
Income from operations	45,330	35,404	27,762	123,118	105,979
Other income (expense):
Interest expense	(1,253)	(833)	(689)	(3,758)	(2,462)
Interest and other income (expense)	38	(303)	440	(230)	336
Total other income (expense)	(1,215)	(1,136)	(249)	(3,988)	(2,126)
Income before income taxes	44,115	34,268	27,513	119,130	103,853
Income taxes	16,918	11,901	11,202	43,619	37,914
Net income	$27,197	$22,367	$16,311	$75,511	$65,939

Net income per share
Basic	$0.20	$0.16	$0.12	$0.56	$0.48
Diluted	$0.19	$0.16	$0.11	$0.54	$0.46

Weighted average number of shares outstanding
Basic	135,946	138,011	138,714	134,683	138,140
Diluted	141,474	142,178	143,543	140,794	142,699

(1)
As previously reported in the 10-Q filings for the three months ended March 31, 2013 and June 30, 2013, certain reclassifications have been made to prior period amounts in order to conform to the current period's presentation. For more information, refer to our Form 10-Q for the quarter ended September 30, 2013.

Consolidated Balance Sheets

(In thousands)	December 31, 2012	September 30, 2013
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$292,061	$269,995
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,236 as of December 31, 2012 and $4,350 as of September 30, 2013	92,834	113,543
Deferred income taxes	10,320	10,280
Prepaid expenses	25,195	39,654
Other current assets	4,835	9,191
Total current assets	425,245	442,663

Property and equipment, net	724,985	850,905
Goodwill	68,742	76,831
Intangible assets, net	23,802	25,328
Other non-current assets	52,777	56,042
Total assets	$1,295,551	$1,451,769

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$105,174	$130,390
Accrued compensation and benefits	48,404	67,754
Income and other taxes payable	21,550	15,124
Current portion of deferred revenue	17,265	17,839
Current portion of obligations under capital leases	61,302	44,375
Current portion of debt	1,744	1,835
Total current liabilities	255,439	277,317

Non-current liabilities:
Deferred revenue	3,695	4,372
Obligations under capital leases	60,335	26,192
Debt	1,991	177
Deferred income taxes	71,081	79,654
Deferred rent	32,293	40,593
Other liabilities	27,070	34,756
Total liabilities	451,904	463,061

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	138	140
Additional paid-in capital	515,188	594,344
Accumulated other comprehensive loss	(8,089)	(8,125)
Retained earnings	336,410	402,349
Total stockholders’ equity	843,647	988,708
Total liabilities and stockholders’ equity	$1,295,551	$1,451,769

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2012	June 30, 2013	September 30, 2013	September 30, 2012	September 30, 2013
Cash Flows From Operating Activities
Net income	$27,197	$22,367	$16,311	$75,511	$65,939
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	63,972	74,460	80,753	180,931	225,324
Loss (gain) on disposal of equipment, net	597	(15)	667	962	892
Provision for bad debts and customer credits	1,426	1,301	1,482	4,559	3,843
Deferred income taxes	1,120	(8,444)	12,196	3,793	10,305
Deferred rent	2,279	1,519	3,801	6,329	9,285
Share-based compensation expense	12,418	13,315	16,959	30,302	42,457
Excess tax benefits from share-based compensation arrangements	(5,145)	(11,898)	(1,186)	(34,981)	(17,383)
Changes in certain assets and liabilities:
Accounts receivable	(9,789)	(7,220)	(10,641)	(29,103)	(24,129)
Prepaid expenses and other current assets	(18,910)	5,081	(18,004)	(11,030)	(18,560)
Accounts payable and accrued expenses	25,027	12,473	11,413	51,206	26,948
Deferred revenue	(997)	823	(874)	(292)	1,191
All other operating activities	(190)	2,437	1,673	524	8,430
Net cash provided by operating activities	99,005	106,199	114,550	278,711	334,542

Cash Flows From Investing Activities
Purchases of property and equipment	(53,449)	(119,836)	(100,496)	(187,455)	(325,873)
Acquisitions, net of cash acquired	(5,233)	—	—	(5,945)	(6,203)
All other investing activities	3	(380)	(1,436)	42	(1,808)
Net cash used in investing activities	(58,679)	(120,216)	(101,932)	(193,358)	(333,884)

Cash Flows From Financing Activities
Principal payments of capital leases	(17,928)	(16,612)	(15,658)	(52,970)	(51,208)
Principal payments of notes payable	(1,032)	(846)	(966)	(1,911)	(1,863)
Payments for deferred acquisition obligations	—	(59)	(58)	(4,726)	(1,296)
Proceeds from notes payable	691	—	—	691	—
Receipt of Texas Enterprise Fund Grant	—	—	—	3,500	—
Proceeds from employee stock plans	13,671	4,686	8,446	31,514	14,846
Excess tax benefits from share-based compensation arrangements	5,145	11,898	1,186	34,981	17,383
Net cash provided by (used in) financing activities	547	(933)	(7,050)	11,079	(22,138)

Effect of exchange rate changes on cash and cash equivalents	1,330	(625)	1,375	1,363	(586)

Increase (decrease) in cash and cash equivalents	42,203	(15,575)	6,943	97,795	(22,066)

Cash and cash equivalents, beginning of period	215,448	278,627	263,052	159,856	292,061

Cash and cash equivalents, end of period	$257,651	$263,052	$269,995	$257,651	$269,995

Supplemental cash flow information:
Non-cash purchases of property and equipment	$31,934	$(13,311)	$17,062	$62,212	$23,609

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
Growth
Dedicated cloud, net revenue	$256,559	$265,585	$271,311	$276,845	$280,215
Public cloud, net revenue	$79,426	$87,324	$90,889	$99,002	$108,421
Net revenue	$335,985	$352,909	$362,200	$375,847	$388,636
Revenue growth (year over year)	27.0%	24.6%	20.2%	17.8%	15.7%

Net upgrades (monthly average)	1.6%	1.2%	0.9%	1.5%	1.5%
Churn (monthly average)	-0.8%	-0.7%	-0.8%	-0.8%	-0.8%
Growth in installed base (monthly average) (2)	0.8%	0.5%	0.1%	0.7%	0.7%

Number of employees (Rackers) at period end	4,596	4,852	5,043	5,272	5,450
Number of servers deployed at period end	89,051	90,524	94,122	98,884	101,967
Average monthly revenue per server	$1,287	$1,310	$1,308	$1,298	$1,290

Profitability
Income from operations	$45,330	$49,623	$42,813	$35,404	$27,762
Depreciation and amortization	$63,972	$68,914	$70,111	$74,460	$80,753
Share-based compensation expense
Cost of revenue	$2,499	$2,759	$2,519	$2,735	$3,453
Research and development	$1,379	$1,237	$1,528	$1,813	$2,306
Sales and marketing	$2,021	$1,764	$1,658	$1,744	$2,149
General and administrative	$6,519	$5,484	$6,478	$7,023	$9,051
Total share-based compensation expense	$12,418	$11,244	$12,183	$13,315	$16,959
Adjusted EBITDA (1)	$121,720	$129,781	$125,107	$123,179	$125,474

Adjusted EBITDA margin	36.2%	36.8%	34.5%	32.8%	32.3%

Operating income margin	13.5%	14.1%	11.8%	9.4%	7.1%

Income from operations	$45,330	$49,623	$42,813	$35,404	$27,762
Effective tax rate	38.3%	38.8%	35.2%	34.7%	40.7%
Net operating profit after tax (NOPAT) (1)	$27,969	$30,369	$27,743	$23,119	$16,463
NOPAT margin	8.3%	8.6%	7.7%	6.2%	4.2%

Capital efficiency and returns
Interest bearing debt	$150,112	$125,372	$105,807	$88,434	$72,579
Stockholders' equity	$781,934	$843,647	$879,035	$933,897	$988,708
Less: Excess cash	$(217,333)	$(249,712)	$(235,163)	$(217,950)	$(223,359)
Capital base	$714,713	$719,307	$749,679	$804,381	$837,928
Average capital base	$700,795	$717,010	$734,493	$777,030	$821,155
Capital turnover (annualized)	1.92	1.97	1.97	1.93	1.89

Return on capital (annualized) (1)	16.0%	16.9%	15.1%	11.9%	8.0%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
Capital expenditures
Cash purchases of property and equipment	$53,449	$82,919	$105,541	$119,836	$100,496
Non-cash purchases of property and equipment (3)	$31,934	$5,096	$19,858	$(13,311)	$17,062
Total capital expenditures	$85,383	$88,015	$125,399	$106,525	$117,558

Customer gear	$51,026	$60,099	$85,690	$73,022	$73,784
Data center build outs	$5,767	$7,768	$13,228	$10,085	$12,441
Office build outs	$3,413	$2,288	$7,860	$1,683	$6,700
Capitalized software and other projects	$25,177	$17,860	$18,621	$21,735	$24,633
Total capital expenditures	$85,383	$88,015	$125,399	$106,525	$117,558

Infrastructure capacity and utilization
Megawatts under contract at period end	58.0	61.1	59.4	59.6	60.0
Megawatts available for use at period end	33.7	36.9	38.8	44.4	46.9
Megawatts utilized at period end	23.5	24.0	24.7	26.0	27.0
Annualized net revenue per average Megawatt of power utilized	$58,179	$59,437	$59,499	$59,305	$58,662

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures below.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

(3)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
Net revenue	$335,985	$352,909	$362,200	$375,847	$388,636
Costs and expenses:
Cost of revenue	107,348	109,012	113,610	117,658	127,404
Research and development	15,563	16,942	18,375	23,216	23,773
Sales and marketing	41,109	43,467	49,814	52,269	50,869
General and administrative	62,663	64,951	67,477	72,840	78,075
Depreciation and amortization	63,972	68,914	70,111	74,460	80,753
Total costs and expenses	290,655	303,286	319,387	340,443	360,874
Income from operations	45,330	49,623	42,813	35,404	27,762
Other income (expense):
Interest expense	(1,253)	(991)	(940)	(833)	(689)
Interest and other income (expense)	38	245	199	(303)	440
Total other income (expense)	(1,215)	(746)	(741)	(1,136)	(249)
Income before income taxes	44,115	48,877	42,072	34,268	27,513
Income taxes	16,918	18,970	14,811	11,901	11,202
Net income	$27,197	$29,907	$27,261	$22,367	$16,311

	Three Months Ended
(Percent of net revenue)	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	32.0%	30.9%	31.4%	31.3%	32.8%
Research and development	4.6%	4.8%	5.1%	6.2%	6.1%
Sales and marketing	12.2%	12.3%	13.8%	13.9%	13.1%
General and administrative	18.7%	18.4%	18.6%	19.4%	20.1%
Depreciation and amortization	19.0%	19.5%	19.4%	19.8%	20.8%
Total costs and expenses	86.5%	85.9%	88.2%	90.6%	92.9%
Income from operations	13.5%	14.1%	11.8%	9.4%	7.1%
Other income (expense):
Interest expense	(0.4)%	(0.3)%	(0.3)%	(0.2)%	(0.2)%
Interest and other income (expense)	0.0%	0.1%	0.1%	(0.1)%	0.1%
Total other income (expense)	(0.4)%	(0.2)%	(0.2)%	(0.3)%	(0.1)%
Income before income taxes	13.1%	13.8%	11.6%	9.1%	7.1%
Income taxes	5.0%	5.4%	4.1%	3.2%	2.9%
Net income	8.1%	8.5%	7.5%	6.0%	4.2%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We define Adjusted EBITDA as Net income, plus Income taxes, Total other (income) expense, Depreciation and amortization, and non-cash charges for Share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of Adjusted EBITDA to net income in the table below:

	Three Months Ended
(Dollars in thousands)	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
Net revenue	$335,985	$352,909	$362,200	$375,847	$388,636

Income from operations	$45,330	$49,623	$42,813	$35,404	$27,762

Net income	$27,197	$29,907	$27,261	$22,367	$16,311
Plus: Income taxes	16,918	18,970	14,811	11,901	11,202
Plus: Total other (income) expense	1,215	746	741	1,136	249
Plus: Depreciation and amortization	63,972	68,914	70,111	74,460	80,753
Plus: Share-based compensation expense	12,418	11,244	12,183	13,315	16,959
Adjusted EBITDA	$121,720	$129,781	$125,107	$123,179	$125,474

Operating income margin	13.5%	14.1%	11.8%	9.4%	7.1%

Adjusted EBITDA margin	36.2%	36.8%	34.5%	32.8%	32.3%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – Effective tax rate)

Average capital base = Average of (Interest bearing debt + Stockholders’ equity – Excess cash) = Average of (Total assets – Excess cash – Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable – Deferred revenue – Other non-current liabilities, deferred income taxes, and deferred rent); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Comprehensive Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we calculate directly from amounts on the Statement of Comprehensive Income and the Balance Sheet. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of the calculation of ROC to the calculation of return on assets in the table below:

	Three Months Ended
(Dollars in thousands)	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
Income from operations	$45,330	$49,623	$42,813	$35,404	$27,762
Effective tax rate	38.3%	38.8%	35.2%	34.7%	40.7%
Net operating profit after tax (NOPAT)	$27,969	$30,369	$27,743	$23,119	$16,463

Net income	$27,197	$29,907	$27,261	$22,367	$16,311

Total assets at period end	$1,241,765	$1,295,551	$1,348,350	$1,377,928	$1,451,769
Less: Excess cash	(217,333)	(249,712)	(235,163)	(217,950)	(223,359)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(177,328)	(175,128)	(197,686)	(178,552)	(213,268)
Less: Deferred revenue (current and non-current)	(18,483)	(20,960)	(21,811)	(22,636)	(22,211)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(113,908)	(130,444)	(144,011)	(154,409)	(155,003)
Capital base	$714,713	$719,307	$749,679	$804,381	$837,928

Average total assets	$1,190,247	$1,268,658	$1,321,951	$1,363,139	$1,414,849
Average capital base	$700,795	$717,010	$734,493	$777,030	$821,155

Return on assets (annualized)	9.1%	9.4%	8.2%	6.6%	4.6%
Return on capital (annualized)	16.0%	16.9%	15.1%	11.9%	8.0%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus Non-cash deferred rent, less Total capital expenditures (including non-cash purchases of property and equipment), Cash payments for interest, net, and Cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies.

See our reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA below, as well as our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended	Nine Months Ended
(In thousands)	September 30, 2013	September 30, 2013
Adjusted EBITDA	$125,474	$373,760
Non-cash deferred rent	3,801	9,285
Total capital expenditures	(117,558)	(349,482)
Cash payments for interest, net	(661)	(2,487)
Cash payments for income taxes, net	(2,605)	(12,355)
Adjusted free cash flow	$8,451	$18,721